UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 11, 2015

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation or organization)	File No.)	identification number)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(855) 449-9642

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On June 11, 2014, the Company appointed Michelle Quejado (age 48), the Company’s Vice President, Corporate Controller as the Company’s Chief Accounting Officer.

Prior to joining the Company in March, 2015, Ms. Quejado held various financial roles at Lam Research Corporation (a multinational semiconductor company) between September 1999 and March 2015, most recently serving as its Assistant Corporate Controller. From November 1998 through September 1999, she held a financial role at a small start-up. From July 1989 through November 1998, Ms. Quejado served as an auditor for the United States Department of Defense. Ms. Quejado is a Certified Public Accountant and holds a B.S. degree in Accounting from the University of Southern Oregon.

There are no arrangements or understandings between Ms. Quejado and any other persons pursuant to which she was selected as Chief Accounting Officer. There are also no family relationships between Ms. Quejado and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Terms

Ms. Quejado’s employment is on an at-will basis and is not for a specified term. The material terms of her employment are summarized below:

Base Salary and Bonus. Ms. Quejado receives an annual salary of $285,000. In addition, Ms. Quejado will be eligible to participate in the Company’s performance bonus plan for similarly situated executive officers.

Equity Awards—Restricted Stock Units and Stock Options. Ms. Quejado received a grant of 250,000 restricted stock units of Class A common stock of the Company. The restricted stock units were granted on May 15, 2015, and will vest over four years. On June 11, 2015, Ms. Quejado received an additional grant of 60,000 restricted stock units of Class A common stock of the Company which will vest over two years.

Change in Control Severance Benefit Plan. Ms. Quejado will be eligible to participate in the Company’s Change in Control Severance Benefit Plan (the “CIC Plan”), which provides for partial acceleration of outstanding equity awards upon a change in control and further partial acceleration upon termination or constructive termination following a change in control. The foregoing description is qualified in its entirety by the full text of the CIC Plan, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.23 to the Company’s Registration Statement on Form S-1 filed on November 17, 2011, and is incorporated herein by reference.

Other Benefits. Ms. Quejado will be eligible to participate in the health insurance and benefit programs generally available to senior executives of the Company. Ms. Quejado’s bonuses and equity grants will be subject to the Company’s executive compensation recoupment policies as in effect from time to time.

In accordance with the Company’s customary practice, the Company will enter into an indemnification agreement with Ms. Quejado, which requires the Company to indemnify her against certain liabilities that may arise in connection with her status or service as an officer. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed with the SEC as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed on November 17, 2011, and is incorporated herein by reference.

Departure of Directors or Certain Officers

Effective June 11, 2015, David Lee will no longer be Chief Accounting Officer of the Company following Ms. Quejado’s appointment to the position. Mr. Lee will remain Chief Financial Officer of the Company.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Zynga held its Annual Meeting of Stockholders on June 11, 2015. At the Annual Meeting, Zynga’s stockholders voted on four proposals, each of which is described in more detail in Zynga’s definitive proxy statement filed with the SEC on April 28, 2015. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each matter and the number of abstentions, if applicable, and broker non-votes with respect to each matter.

1. Each of the seven nominees for director proposed by the Company was elected to serve until the Company’s 2016 Annual Meeting of Stockholders or until his or her respective successor has been duly elected and qualified. The voting results were as follows:

Director Name:	Votes For	Votes Withheld	Broker Non-Votes
Mark Pincus	2,600,890,992	18,567,877	233,137,812

L. John Doerr	2,604,213,104	15,245,765	233,137,812

Regina E. Dugan, Ph.D.	2,603,929,127	15,529,742	233,137,812

William “Bing” Gordon	2,604,226,526	15,232,343	233,137,812

Louis J. Lavigne, Jr.	2,595,855,863	23,603,006	233,137,812

Sunil Paul	2,521,293,429	98,165,440	233,137,812

Ellen F. Siminoff	2,533,393,387	86,065,482	233,137,812

2. Stockholders approved the material terms of the performance goals under the Company’s 2011 Equity Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,378,270,050	240,625,918	562,901	233,137,812

3. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,359,656,211	259,191,307	611,351	233,137,812

4. Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015. The voting results were as follows:

Votes For	Votes Against	Abstentions
2,831,463,781	19,306,923	1,825,977

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynga Inc.

Date: June 12, 2015	By:	/s/ Devang Shah
Devang Shah
General Counsel, Secretary and Vice President